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                                                                       EXHIBIT 5

                      [LETTERHEAD OF BELL, BOYD & LLOYD]

                                 July 18, 1997


Boston Chicken, Inc.
14103 Denver West Parkway
P.O. Box 4086
Golden, Colorado 80401-4086

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have represented Boston Chicken, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Securities Act") for the purpose of registering under that Act 7,000,000 shares of common stock, $.01 par value, of the Company, which the Company may offer from time to time. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion.

     Based upon such examination, on the existing provisions of the certificate of incorporation of the Company and on the applicable laws of the State of Delaware now in effect, it is our opinion that such of the shares of common stock as are issued from time to time as contemplated by the Registration Statement, will, upon issuance and delivery thereof against receipt by the Company of the agreed consideration therefor, constitute legally issued, fully paid and non-assessable shares of the Company, provided each such issuance is duly authorized by the board of directors of the Company, or a duly authorized committee of the board of directors, for a consideration (not less than the par value of the shares) fixed by said board of directors or committee, and determined by it to be adequate.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.


                                          Very truly yours,

                                          /s/ Bell, Boyd & Lloyd